AMENDED AND RESTATED

                  CERTIFICATE OF INCORPORATION

                               OF

               TEXAS GAS TRANSMISSION CORPORATION


      TEXAS GAS TRANSMISSION CORPORATION, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

      FIRST:   The name of the Corporation is:

               TEXAS GAS TRANSMISSION CORPORATION

        The date of filing of its original Certificate of Incorporation with the Secretary of State was December 7, 1945.

        SECOND:    This  Restated  Certificate  of  Incorporation
restates and integrates and further amends the Certificate of Incorporation of this Corporation.

       THIRD:    This  Restated Certificate of Incorporation  was
duly adopted by unanimous written consent of the sole stockholder in accordance with the applicable provisions of Sections 242 and 245 of the General Corporation Law of Delaware.

       FOURTH:   The  Board of Directors of said Corporation,  by
unanimous written consent dated April 1, 1998, proposed and declared advisable the reduction in the capital stock of the Corporation.

       FIFTH:    The text of the Amended and Restated Certificate
of Incorporation shall read as follows:

      1.  The name of the Corporation is:  Texas Gas Transmission
Corporation.

      2. Its registered office in the State of Delaware is to be located at 1209 Orange Street, City of Wilmington, State of Delaware, County of New Castle, and the name and address of its registered agent is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

      3. The nature of the business and the objects and purposes proposed to be transacted, promoted and carried on, are to engage in any lawful acts or activities for which corporations may be organized under the General Corporation Law of Delaware.
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       4.   The total number of shares of Common Stock which  the
Corporation shall have the authority to issue is one thousand (1,000) shares, all of which shall be with a par value of one dollar ($1.00) per share.

       5. The private property of the stockholders of the Corporation shall not be subject to the payment of corporate debts to any extent whatsoever.

       6. Written ballots shall not be required for the election of directors of the Corporation.

       7. The Board of Directors shall have the power to make, alter or repeal By-laws of the Corporation.

       8.   The By-laws of the Corporation may fix or provide the
manner   of   fixing  and  altering  the  number   of   directors
constituting the Board of Directors, provided that such number shall not be less than three.

       9. To the fullest extent permitted by the General Corporation Law of Delaware, as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of such director's fiduciary duty as a director.

      IN WITNESS WHEREOF, I, the undersigned, being the Assistant Secretary of the Corporation, do certify that the facts herein stated are true, that the execution of this instrument is my act and deed, and that I accordingly have hereunto set my hand this 2nd day of June, 1998.

                              TEXAS GAS TRANSMISSION CORPORATION


                              By  /s/ Shawna L. Gehres
                                      Shawna L. Gehres
                                     Assistant Secretary